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                                                                   EXHIBIT 23(a)

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of COMSAT Corporation on Form S-4 of our report dated February 16, 1994, appearing in the Annual Report on Form 10-K, as amended on Form 10-K/A, of COMSAT Corporation for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE

Washington, D.C.
May 2, 1994